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                                  SCHEDULE 14A

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[   ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-12
 ................................................................................

                            CROGHAN BANCSHARES, INC.
 ................................................................................

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

    1)       Title of each class of securities to which transaction applies:

 ................................................................................

    2)       Aggregate number of securities to which transaction applies:

 ................................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determine):
 ................................................................................

    4)       Proposed maximum aggregate value of transaction:
 ................................................................................

    5)       Total fee paid:
 ................................................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:
 ................................................................................

    2)       Form, Schedule or Registration Statement No.:
 ................................................................................

    3)       Filing Party:
 ................................................................................


    4)       Date Filed:

 ................................................................................



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April 25, 2001


To the Shareholders of Croghan Bancshares, Inc.:

We are writing to ask you to return the enclosed WHITE PROXY form properly marked FOR the election of James E. Bowlus, John P. Keller, Daniel W. Lease, and Allan E. Mehlow as members of Croghan's Board of Directors.

During the month of April, you probably received Proxy Materials from the Danzigers pertaining to an alternate slate of four directors. As you may recall, three of the individuals on this alternate slate presented a resolution at the Annual Meeting of Shareholders two years ago to pursue a merger of your Company. This resolution received the affirmative vote of less than 8 3/4% of the outstanding shares. Now they desire to obtain representation on the Board of Directors "to improve the financial performance of Croghan". Has their underlying motive changed in just two short years?

James E. Bowlus, John P. Keller, Daniel W. Lease, and Allan E. Mehlow are all full-time residents of the communities served by Croghan. By contrast, three of the four nominees on the alternate slate do not reside in the area. Do you want someone from Miami, Florida, New York City, or Mentor, Ohio making decisions which affect you or your Company? Could attendance at regular Board meetings prove to be a problem? For these and other reasons, we unanimously oppose the election of these nominees as directors.

We are well aware of your concerns about Croghan's stock price. Like you, each one of us is also a shareholder. Any decline in market value hurts us all. The reality is that the Board cannot control the market for, or the market price of, Croghan's shares. Upon your review of Croghan's 2000 Annual Report, you will note that we can and did influence the financial performance in fiscal year 2000; a year of record net earnings exceeding $3.5 million with a return on average tangible stockholders' equity of 12.25%.

Enclosed please find a WHITE PROXY form. Even if you have previously forwarded a WHITE PROXY form, please sign, date, and mail the enclosed form in the postage-paid envelope to Crowe Chizek. YOUR BOARD WANTS AND NEEDS YOUR VOTE. PLEASE RETURN THE WHITE PROXY AS SOON AS POSSIBLE SO YOUR VOTE IS PROPERLY COUNTED.

/s/ James E. Bowlus        /s/ Stephen A. Kemper        /s/ K. Brian Pugh
----------------------     ----------------------       ---------------------
James E. Bowlus            Stephen A. Kemper            K. Brian Pugh


/s/ Thomas F. Hite         /s/ Daniel W. Lease          /s/ J. Terrence Wolfe
----------------------     ----------------------       ---------------------
Thomas F. Hite             Daniel W. Lease              J. Terrence Wolfe


/s/ Claire F. Johansen     /s/ Allan E. Mehlow          /s/ Claude E. Young
----------------------     ----------------------       ---------------------
Claire F. Johansen         Allan E. Mehlow              Claude E. Young


/s/ John P. Keller         /s/ Robert H. Moyer          /s/ Gary L. Zimmerman
----------------------     ----------------------       ---------------------
John P. Keller             Robert H. Moyer              Gary L. Zimmerman